UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

PHYSICIANS FORMULA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33142 (Commission File Number)	23-0340099 (IRS Employer Identification No.)

1055 West 8 th Street
Azusa, California 91702
(Address of principal executive offices, including Zip Code)

(626) 334-3395
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

    On July 8, 2008, Physicians Formula, Inc. ("Physicians"), a wholly-owned subsidiary of Physicians Formula Holdings, Inc., entered into the First Amendment to Credit Agreement, dated as of July 8, 2008 ("Amendment No. 1"), which amended that certain Credit Agreement, dated as of November 14, 2006 (the "Credit Agreement"), by and among Physicians, the several banks and other lenders from time to time parties to the Credit Agreement and Union Bank of California, N.A., as administrative agent.  Amendment No. 1 reduced the applicable interest rates on borrowings under Physicians' term loan and revolving credit facilities by 0.25% to the LIBOR Adjusted Rate (as defined in the Credit Agreement) plus 1.75% and Base Rate (as defined in the Credit Agreement) plus 0.25%, with retroactive effect to July 1, 2008.

    The foregoing description of the material terms of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1 which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Credit Agreement filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by Physicians Formula Holdings, Inc. on December 21, 2006, each of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated July 8, 2008, by and among Physicians Formula, Inc., the several banks and other lenders from time to time to the Credit Agreement and Union Bank of California, N.A., as administrative agent.
99.1	Press release issued July 10, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS FORMULA HOLDINGS, INC.
/s/ Joseph J. Jaeger
Date: July 10, 2008	Name:	Joseph J. Jaeger
	Title:	Chief Financial Officer